Exhibit 99.2
PHH Corporation Announces Executive Appointments
Mt. Laurel, N.J., December 19, 2008 — PHH Corporation (NYSE: PHH) today announced that it has promoted two executives effective today.
Mark E. Johnson, 48, who has served most recently as vice president and treasurer of PHH Corporation since February 2005, has been promoted to senior vice president and treasurer of PHH Corporation. Previously, Mr. Johnson served as vice president, secondary marketing of our mortgage company from May 2003 to February 2005. He first joined PHH Corporation in 1994 and held various treasury and finance positions of increasing responsibility at PHH and its former parent company, Cendant Corporation, between 1994 and 2003.
Mark R. Danahy, 49, who has served as senior vice president and chief financial officer of PHH Mortgage since April 2001, has been appointed president and chief executive officer of PHH Mortgage. Terence W. Edwards, who served as president and chief executive officer of PHH Mortgage in addition to his responsibilities as president and chief executive officer of PHH Corporation, will transfer his operating segment responsibilities to Mr. Danahy. Mr. Edwards remains president and chief executive officer of PHH Corporation. Mr. Danahy first joined our mortgage company in December 2000 as Controller, and previously served as senior vice president, capital markets operations, for GE Capital Market Services, Inc.
“I am pleased to announce these executive appointments. Both Mark Johnson and Mark Danahy provide the depth of management that will better position PHH Corporation for the long term. Their broad knowledge of both the industry and PHH has been, and will continue to be, instrumental in our future success. These promotions provide the recognition they deserve, and the opportunity for them to contribute at a higher level,” said Terry Edwards, president and chief executive officer of PHH Corporation.
About PHH Corporation
Headquartered in Mount Laurel, New Jersey, PHH Corporation is a leading outsource provider of mortgage and vehicle fleet management services. Its subsidiary, PHH Mortgage, is one of the top ten retail originators of residential mortgages in the United States1, and its subsidiary, PHH Arval, is a leading fleet management services provider in the United States and Canada. For additional information about the company and its subsidiaries please visit our website at www.phh.com.

[1]	Inside Mortgage Finance, Copyright 2008
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You should understand that these statements are not guarantees of performance or results and are preliminary in nature. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may result”, “will result”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts.
You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our periodic reports filed with the Securities and Exchange

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Contact Information:

Investors:
Nancy R. Kyle
856-917-4268
Media:
Karen K. McCallson
856-917-8679